PARTNERS Barbara A.Brown, cpa Pamela S. Adams, cpa Holly Wong Agbayani,cpa
EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Taleo Corporation of our report dated May 21, 2007 relating to the financial statements of JobFlash, Inc. included in Taleo Corporation’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 25, 2007.

Palo Alto, California
August 8, 2007